EXHIBIT 23.1


The Board of Directors
UnionBancorp, Inc.
Ottawa, Illinois


We consent to the incorporation by reference in Registration Statement No. 333-16359 on Form S-8 of UnionBancorp, Inc. of our report dated January 23, 2004 appearing in this Annual Report on Form 10-K of UnionBancorp, Inc. for the year ended December 31, 2003.



                                    /s/ CROWE CHIZEK AND COMPANY LLC
                                    --------------------------------------------
                                    Crowe, Chizek and Company LLC

Oak Brook, Illinois
March 24, 2004